L*B*B
     LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP *  *  * CERTIFIED PUBLIC ACCOUNTANTS


                                  EXHIBIT 23.1

                CONSENT OF LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP


To  the  Board  of  Directors
American  Leisure  Holdings,  Inc.
Saddle  Brook,  New  Jersey

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 30, 2005 except for Note 20 which is as of June 27, 2005, related to the consolidated financial statements of American Leisure Holdings, Inc. for the years ended December 31, 2003 and 2004, in the amended Registration Statement (Form SB-2/A as filed on July 27, 2005) and related Prospectus of American Leisure Holdings, Inc. for the registration of shares of its common stock.

/s/  Lopez,  Blevins,  Bork  &  Associates,  LLP

Lopez,  Blevins,  Bork  &  Associates,  LLP

Houston,  Texas

July 27,  2005





              2500 WILCREST DRIVE, SUITE 150 * HOUSTON, TEXAS 77042
                    TEL:(713) 877-9944 * FAX: (713) 979-1735


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